UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2013

GAMING AND LEISURE
PROPERTIES, INC.

Commission file number 001-36124

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 46-2116489

825 Berkshire Blvd., Suite 400
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into A Material Definitive Agreement.

Gaming and Leisure Properties, Inc. (“GLPI”) has closed its previously announced debt financings, consisting of (i) $2,050.0 million aggregate principal amount of three series of new senior notes issued by GLPI’s wholly owned subsidiaries GLP Capital, L.P. (“GLP”) and GLP Financing II, Inc. (“Capital Corp.” and, together with GLP, the “Issuers”):  $550.0 million of 4.375% Senior Notes due 2018 (the “2018 Notes”); $1,000.0 million of 4.875% Senior Notes due 2020 (the “2020 Notes”); and $500.0 million of 5.375% Senior Notes due 2023 (the “2023 Notes,” and collectively with the 2018 notes and the 2020 notes, the “Notes”) and (ii) $1,000.0 million of new credit facilities comprised of a $300.0 million term loan facility with a maturity of five years (the “Term Loan”) and a $700.0 million revolving credit facility with a maturity of five years (the “Revolving Credit Facility” and, together with the Term Loan, the “Credit Facilities”).  These financings were undertaken in contemplation of the separation of substantially all of the real property assets of Penn National Gaming, Inc. (“Penn”) from its operating assets through the spin-off (the “Spin-Off”) of GLPI.  The Spin-Off became effective at 12:01 a.m., New York City time, on November 1, 2013.

GLPI used proceeds of the offering of the 2018 Notes and the 2023 Notes, together with borrowings under the Credit Facilities, to make distributions directly and indirectly, to Penn in partial exchange for the contributions of real property assets by Penn and CRC Holdings, Inc. to GLPI in connection with the Spin-Off and to pay related fees and expenses. GLPI used proceeds of the offering of the 2020 Notes to partially repay amounts funded under the Revolving Credit Facility and intends to use the remaining proceeds of the offering of the 2020 Notes to fund its future earnings and profits distribution and for working capital purposes.

Indenture for the Notes

The Company issued the 2018 Notes and the 2023 Notes on October 30, 2013, and issued the 2020 Notes on October 31, 2013, in each case at a price of par, pursuant to an Indenture, dated as of October 30, 2013 (the “Base Indenture”), as supplemented by Officer’s Certificates thereto, dated as of October 30, 2013, with respect to the 2018 Notes and the 2023 Notes, and October 31, 2013, with respect to the 2020 Notes (collectively, the “Indenture”), among the Issuers, GLPI, as parent guarantor, and Wells Fargo Bank, National Association (the “Trustee”). The 2018 Notes mature on November 1, 2018 and bear interest at a rate of 4.375% per year. The 2020 Notes mature on November 1, 2020 and bear interest at a rate of 4.875% per year. The 2023 Notes mature on November 1, 2023 and bear interest at a rate of 5.375% per year. Interest on the Notes is payable on May 1 and November 1 of each year, beginning on May 1, 2014.

The Issuers may redeem the Notes of any series at any time, and from time to time, at a redemption price of 100% of the principal amount of the Notes redeemed, plus a “make-whole” redemption premium described in the Indenture, together with accrued and unpaid interest to, but not including, the redemption date, except that if Notes of a series are redeemed 90 or fewer days prior to their maturity, the redemption price will be 100% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date. If GLPI experiences a change of control accompanied by a decline in the credit rating of the Notes of a particular series, the Issuers will be required to give holders of the Notes of such series the opportunity to sell the Issuers their Notes of such series at a price equal to 101% of the principal amount of the Notes of such series, together with accrued and unpaid interest to, but not including, the repurchase date. The Notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

The Notes are guaranteed on a senior unsecured basis by GLPI.  The Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with all of the Issuers’ senior indebtedness, including the Credit Facilities, and senior in right of payment to all of the Issuers’ subordinated indebtedness, without giving effect to collateral arrangements. The Notes are effectively subordinated to the Issuers’ secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of GLP’s subsidiaries, except in the event that GLP in the future issues certain subsidiary-guaranteed debt securities, and, therefore, the Notes are structurally subordinated to all liabilities of any of GLP’s subsidiaries (excluding Capital Corp.), including their guarantees of the Credit Facilities.

The Indenture contains covenants limiting the Issuers’ ability to: incur additional debt and use their assets to secure debt; merge or consolidate with another company; and make certain amendments to the master lease (the “Master Lease”) effective between Penn Tenant, LLC, which is a subsidiary of Penn, and GLP, under which GLP leases to Penn Tenant, LLC the real property assets related to 19 gaming facilities (including two properties under development in Dayton, OH and Mahoning Valley, OH). The Indenture also requires the Issuers to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

Events of default under the Indenture include, among others, the following with respect to a series of Notes: default for 30 days in the payment when due of interest on the Notes of such series; default in payment when due of the principal of, or premium, if any, on the Notes of such series; failure to comply with certain covenants in the Indenture with respect to such series for 60 days after the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of debt of the Issuers in excess of a specified amount; certain events of bankruptcy or insolvency; and the Master Lease or the  guaranty related thereto terminating or ceasing to be effective in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the trustee or holders of 25% in aggregate principal amount of the Notes (or Notes of such series in the case of a series-specific Event of Default) may declare all the Notes (or the Notes of such series, as applicable) to be due and payable immediately.

The foregoing description is only a summary and is qualified in its entirety by the Base Indenture and the related Officer’s Certificates (including the forms of Notes attached thereto), which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by this reference.

Registration Rights Agreements for the Notes

On October 30, 2013, in connection with the issuance of the 2018 Notes and the 2023 Notes, and on October 31, 2013, in connection with the issuance of the 2020 Notes, GLPI and the Issuers entered into a Registration Rights Agreement for each series of Notes (the “Registration Rights Agreements”), by and among GLPI, the Issuers and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers of the Notes named therein.

Pursuant to the Registration Rights Agreements, GLPI and the Issuers agreed to register with the Securities and Exchange Commission (the “SEC”), with respect to each series of the Notes, a new series of notes (collectively, the “Exchange Notes”) having substantially identical terms as the applicable series of the Notes (other than liquidated damages provisions and transfer restrictions), as part of an offer to exchange the applicable series of Exchange Notes for the respective series of Notes. Pursuant to the Registration Rights Agreements, GLPI and the Issuers agreed to file registration statements for the Exchange Notes with the SEC within 270 days after the applicable October 30, 2013 or October 31, 2013 issue date of the Notes, and to use their reasonable best efforts to cause the registration statements to be declared effective by the SEC within 325 days after such issue date. GLPI and the Issuers agreed to file shelf registration statements with the SEC for the resale of a series of Notes if the exchange offer for such series is not consummated within 365 days after the issue date of such series and in certain other circumstances. The Issuers will be required to pay liquidated damages with respect to a series of Notes if they fail to comply with the filing, effectiveness and consummation deadlines set forth above with respect to such series of Notes.

The foregoing description is only a summary and is qualified in its entirety by the Registration Rights Agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by this reference.

Credit Agreement

On October 28, 2013, a wholly owned subsidiary of GLP entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders party thereto.  Such subsidiary was subsequently merged with and into GLP, with GLP being the surviving entity and the borrower under the Credit Agreement.

Subject to customary conditions, including pro forma compliance with financial covenants, the Credit Facilities permit GLP to obtain additional revolving commitments and incur additional term loans under the Credit Agreement, so long as the aggregate principal amount of the loans and unused commitments under the Credit Facilities does not exceed $1.5 billion. There is currently no commitment in respect of these incremental loans and commitments.

Interest Rate and Fees

The interest rates per annum applicable to loans under the Credit Facilities are, at GLP’s option, equal to either a LIBOR rate or a base rate plus an applicable margin, which ranges from 1.0% to 2.0% per annum for LIBOR loans and 0.0% to 1.0% per annum for base rate loans, in each case, depending on the credit ratings assigned to the Credit Facilities.  The current applicable margin is 1.75% for LIBOR loans and 0.75% for base rate loans, which are expected to be reduced to 1.50% and 0.50%, respectively, 3 months after the closing date, assuming the credit ratings of the Credit Facilities are maintained.  In addition, GLP will pay a commitment fee on the unused portion of the commitments under the revolving facility at a rate that ranges from 0.15% to 0.35% per annum, depending on the credit ratings assigned to the Credit Facilities from time to time.  The current commitment fee rate is 0.30%, and this is expected to be reduced to 0.25% three months after the closing date, assuming the credit ratings of the Credit Facilities are maintained.

Amortization and Prepayments

The Credit Facilities are not subject to interim amortization.  GLP is not required to repay any loans under the Credit Facilities prior to maturity.  GLP may prepay all or any portion of the loans under the Credit Facilities prior to maturity without premium or penalty, subject to reimbursement of any LIBOR breakage costs of the lenders.

Certain Covenants and Events of Default

The Credit Facilities contain customary covenants that, among other things, restrict, subject to certain exceptions, the ability of GLPI and its subsidiaries, including GLP, to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations or pay certain dividends and other restricted payments.  The Credit Facilities contain the following financial covenants, which are measured quarterly on a trailing four-quarter basis: a maximum total debt to total asset value ratio, a maximum senior secured debt to total asset value ratio, a maximum ratio of certain recourse debt to unencumbered asset value and a minimum fixed charge coverage ratio. In addition, GLPI is required to maintain a minimum tangible net worth.  GLPI is required to maintain its status as a REIT on and after the effective date of its election to be treated as a REIT, which election GLPI expects to make on its U.S. federal income tax return for its first full fiscal year following the Spin-Off.  GLPI is permitted to pay dividends to its shareholders as may be required in order to maintain REIT status, subject to the absence of payment or bankruptcy defaults.  GLPI is also permitted to make other dividends and distributions subject to pro forma compliance with the financial covenants and the absence of defaults.  The Credit Facilities also contain certain customary affirmative covenants and events of default.  Such events of default include the occurrence of a change of control and termination of the Master Lease (subject to certain replacement rights).  The occurrence and continuance of an event of default under the Credit Facilities will enable the lenders under the Credit Facilities to accelerate the loans, and terminate the commitments, thereunder.

The foregoing description is only a summary and is qualified in its entirety by the Credit Agreement, which is filed herewith as Exhibit 10.4 and incorporated herein by this reference.

The parties to the agreements described above and certain of their respective affiliates have performed investment banking, commercial lending and advisory services for GLPI, from time to time, for which they have received customary fees and expenses. These parties may, from time to time, engage in transactions with, and perform services for GLPI and their respective its affiliates in the ordinary course of their business.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)             Exhibits:

Exhibit Number	Description
4.1

Indenture, dated as of October 30, 2013, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee.

4.2	Officer’s Certificate of GLP Capital, L.P. and GLP Financing II, Inc., dated as of October 30, 2013, establishing the 2018 Notes and the 2023 Notes.

4.3	Officer’s Certificate of GLP Capital, L.P. and GLP Financing II, Inc., dated as of October 31, 2013, establishing the 2020 Notes.

4.4	Form of 2018 Note (included in Exhibit 4.2 above).

4.5	Form of 2023 Note (included in Exhibit 4.2 above).

4.6	Form of 2020 Note (included in Exhibit 4.3 above).

10.1

Registration Rights Agreement, dated as of October 30, 2013, by and among GLP Capital, L.P., GLP Financing II, Inc., Gaming and Leisure Properties, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named therein, with respect to the 2018 Notes.

10.2

Registration Rights Agreement, dated as of October 30, 2013, by and among GLP Capital, L.P., GLP Financing II, Inc., Gaming and Leisure Properties, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named therein, with respect to the 2023 Notes.

10.3

Registration Rights Agreement, dated as of October 31, 2013, by and among GLP Capital, L.P., GLP Financing II, Inc., Gaming and Leisure Properties, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named therein, with respect to the 2020 Notes.

10.4

Credit Agreement, dated as of October 28, 2013, among GLP Capital, L.P., as successor-by-merger to GLP Financing, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 1, 2013	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1

Indenture, dated as of October 30, 2013, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee.

4.2	Officer’s Certificate of GLP Capital, L.P. and GLP Financing II, Inc., dated as of October 30, 2013, establishing the 2018 Notes and the 2023 Notes.

4.3	Officer’s Certificate of GLP Capital, L.P. and GLP Financing II, Inc., dated as of October 31, 2013, establishing the 2020 Notes.

4.4	Form of 2018 Note (included in Exhibit 4.2 above).

4.5	Form of 2023 Note (included in Exhibit 4.2 above).

4.6	Form of 2020 Note (included in Exhibit 4.3 above).

10.1

Registration Rights Agreement, dated as of October 30, 2013, by and among GLP Capital, L.P., GLP Financing II, Inc., Gaming and Leisure Properties, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named therein, with respect to the 2018 Notes.

10.2

Registration Rights Agreement, dated as of October 30, 2013, by and among GLP Capital, L.P., GLP Financing II, Inc., Gaming and Leisure Properties, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named therein, with respect to the 2023 Notes.

10.3

Registration Rights Agreement, dated as of October 31, 2013, by and among GLP Capital, L.P., GLP Financing II, Inc., Gaming and Leisure Properties, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named therein, with respect to the 2020 Notes.

10.4

Credit Agreement, dated as of October 28, 2013, among GLP Capital, L.P., as successor-by-merger to GLP Financing, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.